UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2020

GOSSAMER BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38796	47-5461709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3013 Science Park Road San Diego, California, 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 684-1300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOSS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

On October 13, 2020, Gossamer Bio, Inc. (the “Company”) issued a press release reporting the clinical data results discussed in Item 8.01 below. The full text of the press release is attached as Exhibit 99.1 to this Current Report. The slides attached as Exhibit 99.2 to this Current Report contain certain additional information related to the clinical data results discussed in Item 8.01 below. The Company intends to present the slides during a conference call and live webcast with the investment community on October 13, 2020, at 8:00 a.m. EDT.

The information contained in this Item 7.01, including in Exhibits 99.1 and 99.2 hereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On October 13, 2020, the Company announced topline results from the Company’s Phase 2 trials in patients with moderate-to-severe eosinophilic asthma and chronic rhinosinusitis. The LEDA Phase 2b trial in patients with moderate-to-severe eosinophilic asthma failed to meet its primary endpoint, though consistent and meaningful numeric reductions in the odds of asthma worsening as compared to placebo (n=120) were observed across all GB001 groups: 33% (p=0.1425), 32% (p=0.1482), and 35% (p=0.1086), for the GB001 20 mg (n=120), 40 mg (n=118), and 60 mg (n=122) groups, respectively. In addition, statistically significant improvements in the key secondary endpoint of time to first asthma worsening as compared to placebo were observed for GB001 20 mg and 60 mg (28% and 30% risk reduction, p=0.0466 and p=0.0304, respectively), with GB001 40 mg also demonstrating a numeric improvement (23%, p=0.1222).

Consistent reductions for each GB001 group as compared to placebo were seen across all individual components of the asthma worsening endpoint. In a post-hoc analysis, the odds of experiencing severe asthma worsening (i.e. meeting three or more worsening components) were significantly reduced in all three GB001 groups as compared to placebo (72%, 88%, and 81% reductions, p=0.0044, 0.0003, and 0.0008, for GB001 20 mg, 40 mg, and 60 mg, respectively).

In addition to the primary endpoint of asthma worsening, the expected Phase 3 registrational endpoint of annualized severe exacerbation rate, or AER, was evaluated as a secondary endpoint. While AER is typically formally evaluated in large Phase 3 studies with a one-year duration, reductions as compared to placebo were seen for each GB001 group (GB001 20 mg: 20%; 40 mg: 25%; 60 mg: 11%), although not statistically significant.

Numeric improvements in lung function, as measured by morning peak expiratory flow and pre-bronchodilator FEV1, and asthma control, as measured by the Asthma Control Questionnaire were also observed for all three GB001 groups compared to placebo. The trial also provided the opportunity to investigate subgroups based on clinical characteristics and biomarkers. In a post-hoc analysis, a subgroup of patients was preliminarily identified with enhanced treatment response that could allow for the enrollment of an enriched patient population in future studies.

The incidence of adverse events was generally comparable across treatment groups: 65.8% placebo, 65.8% GB001 20 mg, 69.5% GB001 40 mg, and 68.0% GB001 60 mg. Adverse events of interest (liver chemistry elevations leading to study drug discontinuation) occurred more frequently in GB001 60 mg (4.1%, n=5) than placebo (0.8%, n=1), GB001 20 mg (0.8%, n=1), or GB001 40 mg (1.7%, n=2). One adverse event of interest was a serious adverse event of liver chemistry elevations meeting Hy’s Law criteria in the GB001 60 mg group. The patient was asymptomatic during the event, which was reversible and resolved without sequelae.

The Company plans to discuss the data from the LEDA Phase 2b trial with global regulatory authorities to inform its thinking on potential partnerships or strategic alternatives.

The proof-of-concept TITAN trial enrolled 97 patients with chronic rhinosinusitis with and without nasal polyps and assessed treatment with GB001 40 mg vs. placebo over 16 weeks. Neither the primary nor the secondary endpoints of the study were met. The Company does not plan to continue further development of GB001 in chronic rhinosinusitis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 13, 2020
99.2	Slide Presentation entitled “GB001 Phase 2 Clinical Trial Topline Results”

Forward-Looking Statements

The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: our plans to discuss the LEDA Study results with global regulatory authorities to inform potential partnerships or strategic alternatives; potential plans to advance GB001; and the potential of GB001 to serve asthma patients. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the Company may not proceed into Phase 3 clinical trials for GB001, including because the LEDA Study results may not support continued clinical development of GB001; topline results the Company reports is based on preliminary analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the clinical trial and such topline data may not accurately reflect the complete results of a clinical trial, and the FDA and other regulatory authorities may not agree with the Company’s interpretation of such results; disruption to our operations from the recent global outbreak of the COVID-19 pandemic, including clinical trial and regulatory meeting delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; potential delays in the commencement, enrollment and completion of any future clinical trials of GB001 and the success of any such trials; the Company may not be successful in establishing strategic partnerships or collaborations and may not realize the benefits of such arrangements; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; the Company may use its capital resources sooner than it expects; and other risks described in the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOSSAMER BIO, INC.

Date: October 13, 2020	By:	/s/ Christian Waage
Christian Waage
Executive Vice President & General Counsel

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